EXHIBIT 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Surta 4 Carson City, Navada 88701-4520 (775) 684 5708 Website: www.nvsos.gov
Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20090656732-40
Filing Date and Time 08/31/2009 7:44 AM
Entity Number E0471482009-8
Articles of Incorporation (PURSUNT OF NRS CHAPTER 78)

USE BLACK INK ONLY-DO NOT HIGHLIGHT
1. Name of Corporation:	Red Pine Capital Group, inc

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent; InCorp Services Name ☐ Noncommercial Registered Agent (name and address below) OR ☐ Office or PosMon with Entity (name and address below)
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
	Street Address	City	Nevada
Zip Code
	Mallng Address (if different from street address)		Nevada
		City		Zip Code
3. Authorized Stock: (number of shares corporation Is authorized to issue)	Number of shares with per value	110,000,000	Per value Per share : $.0001	Number of shares without per value:

4.Names and Addresses of the Board of Directors/Trustees:	1) Yao Sun Name 4993Chalct Pl Street Address	North Vancouver City		BC V7-R 4Y4 State Zip Code
(each Director/Trustee must be a natural person at least 18 years ol age; attach additional page if more than two diiectors trustees)	2) Name Street Address	City		State Zip Code

5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: Any Legal Purpose

6. Name, Address and Signature of	Jillian Sidoti, Attorney-in-Fact		X
Incorporator, (attach additional page if more than one incorporator)	Name 34721Myrtle Court Address		Incorporator Signature Winchester City	CA 92596 State Zip Code

7. Certificate of	I herebyaoeept appointment as Registered Agent for the above named Entity
Acceptance of Appointment of	X
Registered Agent:	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity			Date : 08/17/09